CUSTODIAN ACCOUNT CONTRACT

                            concluded by and between

                            Look Eventmanagement GmbH
                (company number 78297 v Vienna Commercial Court)
                          1010 Vienna, Passauerplatz 1,

                                 represented by:

                       Wolfgang Schwarz, general manager,

           hereinafter referred to in abbreviated form as "LOOK," and

                     Parfumerie Douglas Gesellschaft m.b.H.
                (company number 106698i Vienna Commercial Court)
                        1010 Vienna, Rotenturmstrasse 11,

                                 represented by:

                                Manfred Paulas V.
                               ------------------

                       Erwin [illegible], General Manager,
                               ------------------

   hereinafter referred to in abbreviated form as the "Depositor," as follows:

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                               Deposit Agreement

Content:

               Peamble

Art. 1         Object

Art. 2         Selection-criterias

Art. 3         Licensing procedure

Art. 4         Sale and resale

Art. 5         Industrial trademark rights

Art. 6         Sales support by LOOK

Art. 7         Contract period: Notice of cancellation

Art. 8         Contractual penalty

Art. 9         Safeguarding clauses

Art. 10        Applicable law: Jurisdiction

Art. 11        Miscellaneous Provisions

Enclosed 1     Selecting criteria

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Peamble

     Douglas runs an Austrian retail for cosmetic health and perfume products and has area wide distribution networks for such products.

     LOOK runs in 1010 Vienna, Passauerplatz 1 an event und marketing agency. LOOK is also an owner of Austrian/ international Word-/Picture-trade mark "CATWALK". LOOK produce and sell with the label "CATWALK" cosmetic-, perfume-goods as well as products for health care and beauty care. The sales mix presently includes Eau de Parfum, Eau de Toilette, Body Splash and body milk.

     The trademark "CATWALK" shall be used in context with the target audience, presentation, market performance, an image etc. greater for pretense and presentation.

     LOOK and DOUGLAS would like to promote together the distribution for the trade mark "CAKEWALK". The goal is to establish the trade mark "CAKEWALK" in the Austrian market, and to intensify the distribution and sales as well as open a new selling market for sales and add customers.

     This are the fundamentals between both parties for the deposit agreement.

Art. 1 Objects

     1.1. The object of this agreement is the purchase/sale of high quality perfume- and cosmetic products ("The Products") from LOOK to the Depositary.

     1.2. The agreement is personal nature; any passing on, cession and transmission without written prior agreement are prohibited.

     1.3 LOOK has during the term the right any time to stop the sale of single products. Or LOOK has the right any time during the term to demand that the depositary is a required buy either new products, products of the existing trademark or of a new trademark.

Art. 2 Selecting criteria

     2.1 The selection criteria are attached to the agreement. (Enclosure 1)

     2.2 If the depositary has more then one shop at different places the Selecting criteria are apply to every single shop.

     2.3 At first the Selecting criteria are the condition to authorize the depositary to sell the

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products in accordance  with the Licensing  procedure  stated in Art. 3. Further the depositary has during the term time to respect all Selecting criteria.

     2.4 LOOK is allowed to drop a single selecting criteria, which is named in the preamble, change it or supplement it, if LOOKS consider this is reasonable for altered consumer buying habits and / or market chances. Any changing is to be made in writing pursuant Art. 11.1.

Art. 3 Licensing procedure

     3.1 Upon entering into this deposit agreement LOOKS shall inspect every depositary shop in order to decide if every shop will fulfill the Selecting criteria mention in Art. 2 and Enclosure 1. LOOK is bound to perform such inspection within a time period of 3 months upon receiving a written request. The ensuing procedure will be pursuant Art. 3.2 or 3.3 or 3.4.

     3.2 If the authorizing shops differ significantly from the named Selecting criteria, LOOKS shall tell in writing to the applicant a rejection and indicate significant reasons.

     3.3 If the shop fulfills the Selecting criteria-with reservation to any necessary work in the shop- the applicant shall receive a written statement. If the necessary work is completed within a time period of six months, the parties will conclude this deposit agreement within one year upon received the request mentioned in Art. 3.1.

     3.4 If the request fulfills the Selecting criteria completely then the applicant will receive a written statement and the Deposit agreement has to be complete within one year upon receiving the request mentioned in Art. 3.1.

     3.5 The Licensing procedure pursuant to this article shall take place subject to the reservations that LOOK has the opinion to reject the deposit agreement closing particularly with regard to the market power of a region.

Art. 4 Purchase and resale of Products

     4.1 The general conditions of sale contracts and price lists of LOOK are part of every LOOKS' products sale to the depositary.

     4.2 The depositary is authorized to sell the products exclusively to Austrian consumers. Other sales or resales of the products are prohibited without LOOK's prior written permission. The LOOK's product sale shall take place until 01.31.01 exclusively by the depositary.

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Art. 5 Industrial trademark rights

     5.1 LOOK allows the depositary the use of it industrial trademark rights, such as brands, image, taste designs and patents, for the limited purpose of this agreement. The depositary agrees explicit that he cannot derive property rights by using LOOK trademarks.

     5.2 The depositary has promptly to inform LOOK, if he has learned of a violation of an Industrial trade mark right. In such a case LOOK shall decide on further steps and if necessary assumes shall expenses. However, the depositary shall support LOOK's defense best as he can.

     5.3 The depositary has to co-ordinate with LOOK any use of LOOK's trades in connection with advertising effort and merchandising effort.

     5.4 As Licensee of Commercial trademark rights the depositary is bound to respect the prestige of products in every way and refrain every marketing step or advertising, whose how could damage the product (prestige). This does apply particularly for the following advertising efforts:

            o     Advertising with a reduction in price in percentage

            o Advertising with a reduction in price by indicating an earlier or canceled price

            o     Low price advertising with the word "discount"

            o Advertising with a reduction in price in combination with products from other producer

Art. 6 Sales support by LOOK

     6.1 LOOK will support the depositary in an ordinary financial way by his sale efforts. All further details shall be agreeing as the case arises.

     6.2 In this context LOOK shall provide the depositary with decoration and advertising promotional material free of charge. This material remains LOOK's property unless it passes to the consumer. This material has to return if LOOK requests it.

     6.3  The  depositary   should  only  use  the   advertising   material  for
advertising. Any commercial realization, particularly the sales of samples, tests or mini samples are prohibited.


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Art. 7 Contract period: Notice of cancellation

     7.1 This contract shall apply for an indefinite period.

     7.2 The contractual notice of cancellation can be made within a time period of three months. The Notice of cancellation is to be made in writing.

     7.3 The  extraordinary  notices of cancellation by LOOK without time period
under  the  following  cases  are  permitted.   The   extraordinary   notice  of
cancellation is to be made in writing.

     (1)  If the depositary violates his obligations in Art. 4.2

     (2) If the depositary violates the rules of Art. 5 with respect of LOOK's Commercial trademark rights.

     (3) If the depositary's shop does not execute or does not longer execute the Selecting criteria in Enclosure 1 and this condition continues for eight weeks after a written statement by LOOK.

     (4) If the depositary violates in other ways essential provisions of this agreement.

     (5) If a bankruptcy proceeding is instituted against a depositary shop or the bankruptcy petition was rejected, because for insufficient of assets or the company, which runs the shop is liquidated.

     7.4 In case of a contractual notice of cancellation or an extraordinary notice of cancellation the depositary is required by LOOK either to resell the existing products during reasonable period of time under the condition of this agreement or to retransfer the products to LOOK. In return the depositary will receive the sale price less expenses.

Art. 8 Contractual penalty

     8.1 For any depositary's violation of contractual duties, a 6,000 EURO contract penalty is payable.

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     8.2 Art 8.1  applies  pursuant  to any  single  depositary's  violation  of contractual obligations in section 3.6 enclosed 1, namely the sale of a LOOK's product in other than authorized office premises, sell at wholesale or sale of a product by mail order business or by sale of a product without the original packing, particularly in case of changing of the labeling.

     8.3 By paying the contractual penalty none of the following rights are affected: termination rights, claim to compel to refrain from proceeding and claim for damages.

Art. 9 Safeguarding clause (No Waiver)

     9.1 Should be a single term of this agreement be ineffective, this does not affect other terms of the agreement. In this case the parties shall endeavor to find a new effective arrangement. The new effective arrangement shall be economically equal to the ineffective arrangement.

     9.2 The depositary knows, that the exemption of the deposit agreement is not applicable under the anti trust rule Article 81 Abs.1 EGV (European Union Treaty), if the depositary manufactures or let manufacture competing products.

Art. 10 Applicable law: Jurisdiction

     10.1 Austrian law does apply to the exclusion of UN treaty on sale of goods.

     10.2 Place of Jurisdiction and place of performance are Vienna.

Art. 11 Miscellaneous Provisions

     11.1 Modifications and amendments of this agreement are to be made in writing singed by both parties.

     11.2 Any assignment of contract rights and contract obligations to third party requires LOOK is prior written agreement.

     11.3 Depositary's general terms of delivery and / or general condition of sale and general terms and conditions are not part of this agreement.

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Enclosure 1: Selecting criterias

     1. Personal requirements

     1.1. Professional Training

     The depositary and his salespeople have to have a qualified professional training in the perfume and cosmetic's field, for example at least a 3 (three) year professional experience.

     1.2 Advanced training

     The depositary may attend regularly in LOOK's advanced training meetings respectively his qualified salespeople. LOOK shall be solely responsible for expenses incurred in connection therewith - cost for journey expenses, entertainment expenses and overnight excesses

     1.3 Consulting presentation

     The depositary is liable to provide proportionally to his sales floor and the quantity of brands sufficient salespeople for consulting and presentation.

     1.4 Reliability

     The depositary shall all time faithfully, industriously and to the best of his ability, experience and talents support LOOK by the selective distribution of the products.

     Therefore LOOK shall be denied the admission, if the applicant gives a substantive reason for insufficient support. This is particularly the case, if the applicant once delivered demonstrable as a retailer of selective cosmetics to the grey market.

     2. Requirements in respect of the shop

     2.1 Character of shops

     LOOK ships to perfume shops, cosmetic shops, drugstores with perfume, leading department stores, prestige fashion boutiques and drugstore with perfume compartments, but in all cases under the requirement, that the character of the shop is compatible with the prestige and exclusiveness of LOOKs brand.

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     2.2 Location of the shops

     The location of the shop has to match with the prestige and the exclusiveness of LOOK's brand.

     2.3 Equipment and arrangement of the shops

     Equipment and arrangement of the shops, range of products, advertising and the sale presentation must not reduce the brand image. For the evaluation of these criteria particularly the storefront as well as the interior decoration, floor pavements, character of the wall, ceilings, chattels, sales floors, also illumination, as well as an unsoiled and proper overall impression. On the front of the shop, there must be one or more display windows or other similar presentation possibilities (for example: show case. The equipment of such presentation has to match with the prestige and exclusiveness of LOOK's brands.

     The company sign must not obscure the decoration for the public and not implicate a service reduction.

     2.4 Labeling of a shop

     The labeling of a shop, for example the name of the company or cooperate logo must not damage the prestige of LOOK's brand or give the impression of a restricted stock, restricted equipment or consulting.

     2.5 Closeness of LOOK's products to other goods

     The goods which are close to LOOK's products must not reduce or damage the image of LOOK's brand. This does apply to completed perfume areas in department stores, which in evidence is perfume shop, which is manned and has a separate cash desk.

     3. Requirements with regards to the products

     3.1 Sales mix

     The depositary is bound to stock currently a representative sales mix (at least 2/3 of lines and references) inclusive of the novelties. He shall provide a reasonable position for the products in the shops and in the display windows. Thereby the sales floors shall be in a well-balanced

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proportional  to the offering  brands and provides the depositary an opportunity to place the products in respond its image and its market weight.

     Within the period of time of 12 months after the closure of the depositary agreement the shops has to provide a sufficient quantity of competing brands in order to underline the image and the market weight (significance) of the products.

     3.2 Supply inventory

     The depositary is bound to have a sufficient inventory stocks in order to fulfill his sales mix liability.

     3.3. Storage conditions

     The products are stored under condition for their conservation and in particularly to prevent a high humidity, a high temperature or heavy luminary.

     3.4 Product quality

     It is prohibited for the depositary to sale damage products or other products in a defective condition. The depositary shall return the products to LOOK or destroy such products.

     3.5 Character of display and the sales of products

     The depositary is bound exclusively to sell the products in shops, which are named in this agreement. In particular it is prohibited to deal with wholesale and with mail-order business. In addition the depositary is bound to sell the products only with original packing and without any modification of labels.

     3.6 Electronic media

     Product marketing in the electronic media is allowed. But it is prohibited to offer the sale in the electronic media.

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     4 Other requirements

     4.1 Sales promotion

     The depositary shall to support the product sale to the customers as best as possible.

     The depositary shall be efficiently as possible participate in sales promotion. He has to use the promotion material (Section 4.2) effectively. In case of need for the coordination of marketing arrangements a dialogue between LOOK and the depositary shall take place at least every 14 days.

     4.2 Product placing

     The  depositary  is  bound  to  place  the  products   inside  the  segment
"Fragrance" and "Care". Thereby he shall pay attention to the market importance by placing the products on the rack.

     4.3 Sale of new products

     The depositary is bound immediately to establish new LOOK products in his sales program and pursuant section 4 and all other provisions of this agreement he shall take active part in the new product sale.

     4.4 Presentation of products by LOOK's co-worker

     The depositary is bound to grant LOOK's co-worker a sale promotion in the depositary's shops if the presentation is reasonable in the view of special realities of the business premises.

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